                                                                    EXHIBIT 4.01
================================================================================



                     Air & Water Technologies Corporation




                               WARRANT AGREEMENT



                       Dated as of                , 1998



                    First Chicago Trust Company of New York
                                 Warrant Agent


================================================================================

                                                TABLE OF CONTENTS


                                                                                        Page

SECTION 1.                  Appointment of Warrant Agent..............................  1

SECTION 2.                  Warrant Certificates......................................  2

SECTION 3.                  Execution of Warrant Certificates.........................  2

SECTION 4.                  Registration and Countersignature.........................  2

SECTION 5.                  Registration of Transfers and Exchanges of Warrants.......  3

SECTION 6.                  No Rights as Stockholders.................................  4

SECTION 7.                  Duration and Exercise of Warrants.........................  4

SECTION 8.                  Payment of Taxes..........................................  6

SECTION 9.                  Mutilated or Missing Warrant Certificates.................  6

SECTION 10.                 Reservation of Warrant Shares.............................  6

SECTION 11.                 Obtaining Stock Exchange Listings.........................  7

SECTION 12.                 Adjustment of Warrant Exercise Price and Number of Warrant
                            Shares Issuable...........................................  7

                            (a)  Adjustment for Change in Common Stock................. 8

                            (b)  Adjustment for Rights Issue..........................  8

                            (c)  Adjustment for Other Distributions.................... 9

                            (d)  Current Market Price................................  10

                            (e)  Reorganization of Company...........................  10

                            (f)  When No Adjustment Required.........................  11

                            (g)  When De Minimis Adjustment May Be Deferred........... 11

                            (h)  Notice of Adjustment................................  11




                            (i)  Voluntary Reduction.................................  12

                            (j)  Company Determination Final.........................  12

                            (k)  Warrant Agent's Disclaimer..........................  12

                            (l)  When Issuance or Payment May Be Deferred............. 12

                            (m)  Adjustment in Number of Shares....................... 13

                            (n)  Form of Warrants....................................  13

SECTION 13.                 Fractional Interests.....................................  13

SECTION 14.                 Notices to Warrant Holders...............................  14

SECTION 15.                Merger, Consolidation or Change of Name of Warrant Agent..  15

SECTION 16.                Warrant Agent.............................................  16

SECTION 17.                Change of Warrant Agent...................................  18

SECTION 18.                Registration of Warrant Shares............................  18

SECTION 19.                Notices to Company and Warrant Agent......................  22

SECTION 20.                Supplements and Amendments................................  22

SECTION 21.                Successors................................................  23

SECTION 22.                Termination...............................................  23

SECTION 23.                Governing Law.............................................  23

SECTION 24.                Benefits of This Agreement................................  23

SECTION 25.                Counterparts..............................................  23


EXHIBITS

Exhibit A.                 ..........................................................  A-1


          WARRANT AGREEMENT (this "Agreement"), dated as of      , 1998 between
     Air & Water Technologies Corporation, a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, a New York trust company, as warrant agent (the "Warrant Agent").

          WHEREAS, the Company, Compagnie Generale des Eaux ("CGE") and its indirectly wholly-owned subsidiary, Anjou International Company ("Anjou"), have entered into a recapitalization agreement, dated as of September 24, 1997 (the "Recapitalization Agreement"), pursuant to which the Company will declare a dividend, as provided in Section 1.2(a) of the Recapitalization Agreement, of transferable rights (the "Rights"), each Right entitling the holder thereof to acquire one share of Class A Common Stock, par value $.001 per share, of the Company (the "Class A Common Stock") (subject to the Company's obligation to issue shares of its Class B Common Stock, par value $.001 per share, in certain circumstances) and, for each Rights holder other than CGE and Anjou, such number of warrants (the "Warrants") as determined in accordance with Section 1.2(c) of the Recapitalization Agreement (the "Rights Offering");

          WHEREAS, the Company will issue Warrants to purchase up to an
     aggregate of         shares of Class A Common Stock (the Class A Common
     Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares") at the Warrant Exercise Price (as defined hereinafter) on the terms and subject to the conditions set forth herein; and

          WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance of Warrant Certificates (as defined hereinafter) and other matters as provided herein;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

          SECTION 1.  Appointment of Warrant Agent.  The Company hereby
                      ----------------------------
     appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

          SECTION 2.  Warrant Certificates.  The certificates representing
                      --------------------
     Warrants (the "Warrant Certificates") to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

          SECTION 3.  Execution of Warrant Certificates. (a) The Warrant
                      ---------------------------------
     Certificates shall be signed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its Chief Financial Officer or its Senior Vice President and General Counsel and by its Secretary or an Assistant Secretary under its corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Senior Vice President and General Counsel, Secretary or Assistant Secretary of the Company and may be imprinted or otherwise reproduced on the Warrant Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Senior Vice President and General Counsel, Secretary or Assistant Secretary of the Company, notwithstanding the fact that at the time the Warrant Certificates shall be countersigned and delivered or disposed of he or she shall have ceased to hold such office. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

          (b) In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned by the Warrant Agent pursuant to Section 4 hereof, or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company, although at the date of the execution of this Warrant Agreement any such person was not such officer.

          (c) Warrant Certificates shall be dated the date of countersignature by the Warrant Agent pursuant to Section 4 hereof.

          SECTION 4.  Registration and Countersignature. (a)  The Warrant
                      ---------------------------------
     Agent, on behalf of the Company, shall number and register the Warrant Certificates in a register as they are issued by the Company.

          (b) Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall, upon written instructions of the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Senior Vice President and General Counsel, the Treasurer or the Controller of the Company, initially countersign, issue and deliver Warrants entitling the holders thereof to purchase not more than the number of Warrant Shares referred to above in the second recital hereof and shall countersign and deliver Warrants as otherwise provided in this Agreement.

          (c) The Company and the Warrant Agent may deem and treat the registered holders of the Warrant Certificates as the absolute owners thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          SECTION 5.  Registration of Transfers and Exchanges of Warrants. (a)
                      ---------------------------------------------------
     The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose, upon surrender thereof accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate of like tenor and representing in the aggregate a like number of Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. Such canceled Warrant Certificate shall thereafter be disposed of by the Warrant Agent in a manner satisfactory to the Company.

          (b) Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Warrant Agent at its office maintained for such purpose, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall thereafter be disposed of by the Warrant Agent in a manner satisfactory to the Company.

          (c) The Warrant Agent is hereby authorized to countersign, in accordance with the provisions of this Section 5 and of Section 4 hereof, the new Warrant Certificates required pursuant to the provisions of this
     Section 5, and for the purpose of any distribution of Warrant Certificates contemplated by Section 12 hereof.

          (d) No service charge shall be made for registration of transfer or exchange upon surrender of any Warrant Certificate at the office of the Warrant Agent maintained for such purpose. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration, transfer or exchange of Warrant Certificates.

          SECTION 6.  No Rights as Stockholders. Nothing contained in this
                      -------------------------
     Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

          SECTION 7.  Duration and Exercise of Warrants. (a)  The Warrants
                      ---------------------------------
     shall expire on              , 2001[the date three years from the date of
     issuance of the Warrants] (the "Warrant Expiration Date"). Subject to the terms of this Agreement, on or after the date of this Agreement, each Warrant holder shall have the right, which may be exercised on any business day prior to 5:00 p.m., New York City time, on the Warrant Expiration Date, to purchase from the Company (and the Company shall issue and sell to such holder) one fully paid and nonassessable Warrant Share at the initial warrant exercise price of $2.50 per Warrant Share (the "Warrant Exercise Price"), subject to adjustment as provided in Section 12 hereof; provided that holders shall be able to exercise their Warrants only if, as provided in Section 18 hereof, (i)(x) the Registration Statement (as defined hereinafter) is then in effect and the Company has delivered to each person exercising a Warrant a current prospectus meeting the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or (y) the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and (ii) the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside. Each Warrant not exercised prior to 5:00 p.m., New York City time, on the Warrant Expiration Date shall become void and all rights thereunder and all rights in respect thereof under this Agreement shall cease as of such time. No adjustments as to cash dividends will be made upon exercise of the Warrants.

          (b) A Warrant may be exercised upon surrender to the Company at the principal office of the Warrant Agent of the Warrant Certificate or Warrant Certificates evidencing the Warrants to be exercised with the form of election to purchase on the reverse thereof duly filled in and signed, which signature shall be guaranteed and upon payment to the Warrant Agent for the account of the Company of the Warrant Exercise Price, as adjusted as herein provided, together with any cash as provided in Section 13 hereof, for the number of Warrant Shares in respect of which such Warrants are then exercised. Payment of the aggregate Warrant Exercise Price shall be made in lawful money of the United States of America, either in cash or by certified or official bank check payable to the order of the Company, or, in the discretion of the Warrant Agent, by wire transfer of immediately available funds to an account designated by the Warrant Agent.

          (c) Subject to the provisions of Section 8 hereof, upon such surrender of Warrants and payment of the Warrant Exercise Price, the Warrant Agent shall deliver or cause to be delivered with all reasonable dispatch, to or upon the written order of the holder and in such name or names as the Warrant holder may designate, a certificate or certificates for the number of whole Warrant Shares issuable upon the exercise of such Warrants or other securities or property to which such holder is entitled hereunder, together with cash as provided in Section 13 hereof. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Shares as of the date of the surrender of such Warrants and payment of the Warrant Exercise Price.

          (d) The Warrants shall be exercisable, at the election of the holders thereof, either in full or from time to time in part and, in the event that a Warrant Certificate is exercised in respect of fewer than all of the Warrant Shares issuable on such exercise at any time prior to the Warrant Expiration Date, a new certificate evidencing the remaining Warrant or Warrants will be issued, and the Warrant Agent is hereby irrevocably authorized to countersign and to deliver the required new Warrant Certificate or Warrant Certificates pursuant to the provisions of this
     Section 7 and of Section 5 hereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

          (e) All Warrant Certificates surrendered upon exercise of Warrants shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall thereafter be disposed of by the Warrant Agent in a manner satisfactory to the Company. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all monies received by the Warrant Agent for the purchase of the Warrant Shares through the exercise of such Warrants.

          (f) The Warrant Agent shall keep copies of this Agreement and any notices given or received hereunder available for inspection by the holders during normal business hours at its office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Agreement as the Warrant Agent may request.

          SECTION 8.  Payment of Taxes.  The Company will pay all documentary
                      ----------------
     stamp taxes attributable to the initial issuance of Warrant Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such Warrant Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          SECTION 9.  Mutilated or Missing Warrant Certificates.  In case any
                      -----------------------------------------
     of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue and the Warrant Agent may countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

          SECTION 10.  Reservation of Warrant Shares. (a)  The Company will at
                       -----------------------------
     all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Class A Common Stock or its authorized and issued Class A Common Stock held in its treasury, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon exercise of Warrants through 5:00 p.m., New York City time, on the Warrant Expiration Date, the maximum number of shares of Class A Common Stock which may then be deliverable upon the exercise of all outstanding Warrants.

          (b) The Company or, if appointed, the transfer agent for the Class A Common Stock (the "Transfer Agent"), and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such Transfer Agent the stock certificates required to honor outstanding Warrants upon exercise thereof in accordance with the terms of this Agreement. The Company will supply such Transfer Agent with duly executed certificates for such purposes and will provide or otherwise make available any cash which may be payable as provided in Section 13 hereof. The Company will furnish such Transfer Agent a copy of all notices of adjustments, and certificates related thereto, transmitted to each holder pursuant to Section 14 hereof.

          (c) Before taking any action which would cause an adjustment pursuant to Section 12 hereof to reduce the Warrant Exercise Price below the then par value of the Warrant Shares, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares at the Warrant Exercise Price as so adjusted.

          (d) The Company represents, warrants and covenants that all Warrant Shares which may be issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges, security interests and other encumbrances created by the Company with respect to the issuance thereof.

          SECTION 11.  Obtaining Stock Exchange Listings.  The Company shall use
                       ---------------------------------
     its commercially reasonable efforts to secure the listing of the Warrants and the Warrant Shares upon each national securities exchange or automatic quotation system, if any, upon which the shares of Class A Common Stock are then listed and shall use its commercially reasonable efforts to maintain such listing, so long as any other shares of Class A Common Stock shall be so listed or quoted.

          SECTION 12.  Adjustment of Warrant Exercise Price and Number of
                       --------------------------------------------------
     Warrant Shares Issuable.  The Warrant Exercise Price and the number of
     -----------------------
     Warrant Shares
     issuable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 12.

          (a)  Adjustment for Change in Common Stock.  If the Company (i) pays a
               -------------------------------------
     dividend or makes a distribution on its Class A Common Stock in shares of its Class A Common Stock, (ii) subdivides its outstanding shares of Class A Common Stock into a greater number of shares, (iii) combines its outstanding shares of Class A Common Stock into a smaller number of shares,
     (iv) makes a distribution on its Class A Common Stock in shares of its capital stock other than Class A Common Stock or (v) issues by reclassification, reorganization, split-up or exchange (except as provided in Section 12(e) hereof) of its Class A Common Stock any shares of its capital stock; then the Warrant Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company which the holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

          The adjustment shall become effective immediately after the record date, in the case of a dividend or distribution, and immediately after the effective date, in the case of a subdivision, combination or reclassification, reorganization, split-up or exchange of Class A Common Stock. If, after an adjustment, a holder of a Warrant upon exercise of it may receive shares of two or more classes of capital stock of the Company, the Company shall determine the allocation of the adjusted Warrant Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the Warrant Exercise Price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Class A Common Stock in this Section 12. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b)  Adjustment for Rights Issue.  If the Company distributes any
               ---------------------------
     rights, options or warrants to all holders of its Class A Common Stock entitling them for a period expiring within 60 days after the record date mentioned below to purchase shares of Class A Common Stock at a price per share less than the Current Market Price (as defined hereinafter) per share on that record date, the Warrant Exercise Price shall be adjusted in accordance with the formula:

                                     O    +    N x P
                                      ---------

                    E'   =    E    x               M
                                     -------------------
                                          O + N

     where:

       E'   =  the adjusted Warrant Exercise Price.

       E    =  the current Warrant Exercise Price.

       O    =  the number of shares of Class A Common Stock outstanding on the record date.

       N    =  the number of additional shares of Class A Common Stock offered.

       P     = the offering price per share (or the consideration received or deemed received per share) of the additional shares.

       M    =  the Current Market Price per share of Class A Common Stock on the record date.

          The adjustment shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, options or warrants. If at the end of the period during which such rights, options or warrants are exercisable, not all rights, options or warrants shall have been exercised, the Warrant Exercise Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the number of shares actually issued.

          (c)  Adjustment for Other Distributions.  If the Company distributes
               ----------------------------------
     to all holders of its Class A Common Stock any of its assets, the Warrant Exercise Price shall be adjusted in accordance with the formula:

                E'   =    E    x    M    -    F
                                    -----------
                                         M
     where:

       E'   =  the adjusted Warrant Exercise Price.

       E    =  the current Warrant Exercise Price.

       M    =  the Current Market Price per share of Class A Common Stock on the record date.

       F    =  the fair market value on the record date of the assets to be distributed in respect of one share of Class A Common Stock. The
               Board of Directors of the Company shall determine the fair market value.

          The adjustment shall be made successively whenever any such record date is fixed; and in the event that such distribution is not so made, the Warrant Exercise Price shall again be adjusted to be the Warrant Exercise Price which would then be in effect if such record date had not been fixed.

          This Section 12(c) does not apply to cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company prepared in accordance with generally accepted accounting principles.

          (d)  Current Market Price.  As referred to herein, the Current Market
               --------------------
     Price per share of Class A Common Stock on any date is the average of the daily Closing Prices of the Class A Common Stock for 30 consecutive trading days commencing 45 trading days prior to the date in question. The "Closing Price" means on any day the last reported sale price regular way on such day or in case no sale takes place on such day, the average of the reported bid and asked prices regular way on the American Stock Exchange, Inc. (the "AMEX") or, if the Class A Common Stock is not listed on such exchange, on the principal national securities exchange or quotation system on which such Class A Common Stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange Member firm selected from time to time by the Board of Directors of the Company for that purpose.

          (e)  Reorganization of Company.  If the Company consolidates or merges
               -------------------------
     with or into, or transfers or leases all or substantially all its assets to, any person, upon consummation of such transaction, the Warrants shall automatically become exercisable for the kind and amount of securities, cash or other assets which the holder of a Warrant would have owned immediately after the consolidation, merger, transfer or lease if the holder had exercised the Warrant immediately before the effective date of the transaction. Concurrently with the consummation of such transaction, the corporation formed by or surviving any such consolidation or merger if other than the Company, or the person to which such sale or conveyance shall have been made, shall enter into a supplemental warrant agreement (a "Supplemental Warrant Agreement") so providing and further providing for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this
     Section 12(e). No such consolidation, merger, transfer or lease shall be effected unless the successor company, if other than the Company, assumes by written instrument the obligation to issue securities, cash or other assets as aforesaid. The successor company shall mail to Warrant holders a notice describing the supplemental Warrant Agreement. If the issuer of securities deliverable upon exercise of Warrants under the Supplemental Warrant Agreement is an affiliate of the formed, surviving, transferee or lessee corporation, that issuer shall join in the Supplemental Warrant Agreement. If this Section 12(e) applies, Sections 12(a), (b) and (c) hereof do not apply.

          (f)  When No Adjustment Required.  No adjustment need be made for a
               ---------------------------
     transaction referred to in Section 12(a), (b) or (c) hereof, if Warrant holders are to participate in the transaction on a basis and with notice that the board of directors of the Company determines to be fair and appropriate in light of the basis and notice on which holders of Class A Common Stock participate in the transaction. No adjustment need be made for (i) rights to purchase Class A Common Stock pursuant to a Company plan for reinvestment of dividends or interest or (ii) a change in the par value, or from par value to no par value of the Class A Common Stock. To the extent the Warrants become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

          (g)  When De Minimis Adjustment May Be Deferred.  No adjustment in the
               ------------------------------------------
     Warrant Exercise Price need be made unless the adjustment would require an increase or decrease of at least 1.0% in the Warrant Exercise Price. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made to the nearest whole U.S. cent or to the nearest 1/100th of a share, as the case may be.

          (h)  Notice of Adjustment.  Whenever the Warrant Exercise Price is
               --------------------
     adjusted, the Company shall provide the notices required by Section 14 hereof.

          (i)  Voluntary Reduction.  The Company from time to time may reduce
               -------------------
     the Warrant Exercise Price by any amount for any period of time, if the period is at least 20 days and if the reduction is irrevocable during the period; provided that in no event may the Warrant Exercise Price be less than the par value of the Class A Common Stock. Whenever the Warrant Exercise Price is reduced, the Company shall mail to Warrant holders a notice of the reduction. The Company shall mail the notice at least 15 days before the date the reduced Warrant Exercise Price takes effect. The notice shall state the reduced Warrant Exercise Price and the period in which it will be in effect. Failure to mail the notice or any defect therein shall not affect the legality or validity of the reduction. A reduction of the Warrant Exercise Price does not change or adjust the Warrant Exercise Price otherwise in effect for purposes of Sections 12(a),
     (b) and (c) hereof.

          (j)  Company Determination Final.  Any determination that the Company
               ---------------------------
     or the board of directors of the Company must make pursuant to Section 12(a), (c), (d) or (f) hereof is conclusive.

          (k)  Warrant Agent's Disclaimer.  The Warrant Agent has no duty to
               --------------------------
     determine when an adjustment under this Section 12 should be made, how it should be made or what it should be. The Warrant Agent has no duty to determine whether any provisions of a Supplemental Warrant Agreement under
     Section 12(e) hereof are correct. The Warrant Agent makes no representation as to the validity or value of any securities or assets issued upon exercise of Warrants. The Warrant Agent shall not be responsible for the Company's failure to comply with this Section 12.

          (l)  When Issuance or Payment May Be Deferred.  In any case in which
               ----------------------------------------
     this Section 12 shall require that an adjustment in the Warrant Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event (i) issuing to the holder of any Warrant exercised after such record date the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Warrant Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Warrant Exercise Price and (ii) paying to such holder any amount in cash in lieu of a fractional share pursuant to Section 13 hereof; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Warrant Shares, other capital stock and cash upon the occurrence of the event requiring such adjustment.

          (m)  Adjustment in Number of Shares.  Upon each adjustment of the
               ------------------------------
     Warrant Exercise Price pursuant to this Section 12, each Warrant outstanding prior to the making of the adjustment in the Warrant Exercise Price shall thereafter evidence the right to receive upon payment of the adjusted Warrant Exercise Price that number of shares of Class A Common Stock (calculated to the nearest 1/100th of a share) obtained from the following formula:

                N'   =    N    x     E
                          ------------
                               E'

     where:

       N'   =  the adjusted number of Warrant Shares issuable upon exercise of a
               Warrant by payment of the adjusted Warrant Exercise Price.

       N    =  the number or Warrant Shares previously issuable upon exercise of a Warrant by payment of the Warrant Exercise Price prior to adjustment.

       E'   =  the adjusted Warrant Exercise Price.

       E    =  the Warrant Exercise Price prior to adjustment.

          (n)  Form of Warrants.  Irrespective of any adjustments in the Warrant
               ----------------
     Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

          SECTION 13.  Fractional Interests.  The Company shall not be required
                       --------------------
     to issue fractional Warrant Shares on the exercise of Warrants. If any fraction of a Warrant Share would, except for the provisions of this
     Section 13, be issuable on the exercise of any Warrants (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Price per share of Class A Common Stock, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent; provided that in lieu of receiving cash for such fractional interests a holder of Warrants may elect to purchase full shares of Class A Common Stock by delivering to the Warrant Agent, in addition to the Warrant Exercise Price, an amount in cash equal to the Current Market Price per share of Class A Common Stock, as determined on the day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction, computed to the nearest whole U.S. cent. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full Warrant Shares which shall be issuable upon the exercise thereof shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of the Warrants so presented.

          SECTION 14.  Notices to Warrant Holders. (a)  Upon any adjustment of
                       --------------------------
     the Warrant Exercise Price pursuant to Section 12 hereof, the Company shall promptly thereafter (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the board of directors of the Company (who may be the regular auditors of the Company) setting forth the Warrant Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Warrant Shares (or portion thereof) issuable after such adjustment in the Warrant Exercise Price, upon exercise of a Warrant and payment of the adjusted Warrant Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of Warrants at his address appearing on the Warrant register written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as a part of the notice required to be mailed under the other provisions of this
     Section 14.

          (b)   In case:

          (i) the Company shall take any action that would require an adjustment in the Warrant Exercise Price pursuant to Section 12(a), (b) or (c) hereof (subject to Sections 12(f) and (g) hereof), and the Company does not arrange for Warrant holders to participate pursuant to Section 12(f) hereof;

          (ii) the Company shall take any action that would require a Supplemental Warrant Agreement pursuant to Section 12(e) hereof;

          (iii) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (iv) the Company proposes to take any action (other than actions of the character described in Section 14(b)(i), (ii) or (iii) hereof) which would require an adjustment of the Warrant Exercise Price pursuant to Section 12 hereof;

     then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of Warrants at his address appearing on the Warrant register, at least 15 days prior to the applicable record date hereinafter specified, or promptly in the case of events for which there is no record date, by first-class mail, postage prepaid, a written notice stating (x) the date as of which the holders of record of shares of Class A Common Stock to be entitled to receive any such dividend, rights, options, warrants or distribution are to be determined or
     (y) the date on which any such subdivision, combination, reclassification, reorganization, split-up, exchange, consolidation, merger, transfer, lease, dissolution, liquidation, winding up or other action or transaction is expected to become effective or consummated, and the date as of which it is expected that holders of record of shares of Class A Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such subdivision, combination, reclassification, reorganization, split-up, exchange, consolidation, merger, transfer, lease, dissolution, liquidation, winding up or other action or transaction. The failure to give the notice required by this Section 14 or any defect therein shall not affect the legality or validity of any such action or transaction.

          SECTION 15.  Merger, Consolidation or Change of Name of Warrant Agent.
                       --------------------------------------------------------
     (a) Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 17 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, and in case at that time any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor to the Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

          (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has been changed may adopt the countersignature under its prior name, and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name, and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

          SECTION 16.  Warrant Agent.  The Warrant Agent undertakes the duties
                       -------------
     and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

          (a) The statements contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrant Certificates except as herein otherwise provided.

          (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants to be complied with by the Company contained in this Agreement or in the Warrant Certificates.

          (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

          (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any Warrant Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent in the execution of this Agreement, to reimburse the Warrant Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the execution of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of its negligence or bad faith.

          (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrant Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent and any recovery of judgment shall be for the ratable benefit of the registered holders of the Warrants, as their respective rights or interests may appear.

          (g) The Warrant Agent, and any stockholder, director, officer or employee of it, may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence or bad faith.

          (i) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of any Warrant Certificate to make or cause to be made any adjustment of the Warrant Exercise Price or number of the Warrant Shares or other securities or property deliverable as provided in this Agreement, or to determine whether any facts exist which may require any such adjustments, or with respect to the nature or extent of any such adjustments, when made, or with respect to the method employed in making the same. The Warrant Agent shall not be accountable with respect to the validity or value or the kind or amount of any Warrant Shares or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or with respect to whether any such Warrant Shares or other securities will when issued be validly issued and fully paid and nonassessable, and makes no representation with respect thereto.

          SECTION 17.  Change of Warrant Agent.  If the Warrant Agent shall
                       -----------------------
     become incapable of acting as Warrant Agent, the Company shall appoint a successor to such Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such incapacity by the Warrant Agent or by the registered holder of a Warrant Certificate, then the registered holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to such Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. The holders of a majority of the unexercised Warrants shall be entitled at any time to remove the Warrant Agent and appoint a successor to such Warrant Agent. Such successor to the Warrant Agent need not be approved by the Company or the former Warrant Agent. After appointment, the successor to the Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; provided that the former Warrant Agent shall deliver and transfer to the successor to the Warrant Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 17, however, or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor to the Warrant Agent, as the case may be.

          SECTION 18.  Registration of Warrant Shares. (a)  The Warrants and the
                       ------------------------------
     Warrant Shares have been registered for public distribution under the Securities Act pursuant to a Registration Statement on Form S-1 (No. 333-39115) (together with any amendments thereto, the "Registration Statement") filed by the Company on October 30, 1997, with the Securities and Exchange Commission (the "Commission"). Holders shall be able to exercise their Warrants only if (i)(x) the Registration Statement is then in effect and the Company has delivered to each person exercising a Warrant a current prospectus meeting the requirements of the Securities Act, or (y) the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and (ii) the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants reside.

          (b) Subject to Black Out Periods (as defined hereinafter) and Postponement Periods (as defined hereinafter), the Company shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the expiration or exercise of all Warrants in order to permit the prospectus included therein to be lawfully delivered by the Company to the holders exercising the Warrants and by holders of Warrants to prospective purchasers of such
     Warrants.   Notwithstanding the foregoing, the Company shall not be
     required to amend or supplement the Registration Statement, any related prospectus or any document incorporated therein by reference,

          (i) for a period (a "Black Out Period") not to exceed, for so long as this Agreement is in effect, the shorter of (x) the period ending on the date the information responsible for the Black Out Period is disclosed to the public and (y) 60 days (provided that no two Black Out Periods shall occur during any period of 135 consecutive days) in the event that (1) an event occurs and is continuing as a result of which the Registration Statement, any related prospectus or any document incorporated therein by reference as then amended or supplemented would, in the Company's good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (2)(A) the Company determines in its good faith judgment that the disclosure of such event at such time would have a material adverse effect on the business, operations or prospects of the Company or (B) the disclosure otherwise relates to a material business transaction which has not yet been publicly disclosed; provided that no Black Out Period may be in effect during the six months prior to the Warrant Expiration Date and there shall be no more than three Black Out Periods during the term of the Warrants; or

          (ii) in the event that the Company determines in its good faith judgment that the Current Market Price per share of the Class A Common Stock is substantially below the Warrant Exercise Price such that exercise of the Warrants is unlikely to occur, for a period (a "Postponement Period") continuing until such time as the Company determines in its good faith judgment that exercise of the Warrants appears likely; provided that during the Postponement Period the Company (x) shall monitor the Current Market Price per share of the Class A Common Stock and (y) shall not permit the exercise of any Warrant unless the Company shall have delivered to each person exercising a Warrant a current prospectus meeting the requirements of Section 10(a) of the Securities Act.

          (c) The Company shall cause any amendment or supplement to the Registration Statement or the related prospectus, as of the effective date of the Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) The Company shall give prompt written notice to the Warrant Agent of (i) the effectiveness of any post-effective amendment to the Registration Statement, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceedings for that purpose, (iii) the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (iv) the happening of any event that requires the Company to make changes in the Registration Statement or the prospectus in order to make the statements therein not misleading and (v) the commencement and termination of any Black Out Period or Postponement Period.

          (e) The Company shall use its best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time.

          (f) Upon the occurrence of any event contemplated by Section 18(d)(iv) hereof or upon the termination of any Black Out Period or Postponement Period the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to holders of the Warrants, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and will contain the current information required by the Securities Act.

          (g) The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registration Statement and will make generally available to its securities holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days (plus any extension permitted by Rule 12b-25 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) after the end of a 12-month period (or 90 days, if such period is a fiscal year (plus any extension permitted by Rule 12b-25 under the Exchange Act)) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

          (h) The Company shall register or qualify or cooperate with the holders in connection with the registration or qualification of the Warrant Shares for offer and sale by the Company upon exercise of the Warrants under the securities or blue sky laws of such states of the United States as any holder reasonably requests and do any and all other acts or things necessary or advisable to enable such offer and sale in such jurisdictions; provided that the Company shall not be required to (i) qualify to do business in any jurisdiction in which it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction in which it is not then so subject.

          (i) The Company shall bear all expenses incurred by it in connection with the performance of its obligations under this Section 18.

          (j) The Company acknowledges and agrees that any remedy at law for breach of any provision of this Section 18 will be inadequate and that, in addition to any other remedies that the holder may have, the holders shall be entitled to the remedy of specific performance to ensure the Company performs its obligations under this Section 18. The election of any one or more remedies by the holders hereunder shall not constitute a waiver of the right to pursue other available remedies.

          SECTION 19.  Notices to Company and Warrant Agent.  Any notice or
                       ------------------------------------
     demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant to or on the Company shall be sufficiently given or made when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

                    Air & Water Technologies Corporation
                    U.S. Highway 22 West and Station Road
                    Branchburg, New Jersey 08876
                    Telephone No.:   (908) 685-4600
                    Telecopier No.:   (908) 685-4029
                    Attention:   Senior Vice President and General Counsel

          In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

          Any notice pursuant to this Agreement to be given by the Company or by the registered holders of any Warrant to the Warrant Agent shall be sufficiently given when and if deposited in the mail, first-class or registered, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

                    First Chicago Trust Company of New York
                    P.O. Box 2565, Suite 4660
                    Jersey City, New Jersey 07303-2565
                    Telephone No.:  (201) 222-4707
                    Telecopier No.:  (201) 222-4720 or (201) 222-4721
                    Attention:  Tenders & Exchanges

          SECTION 20.  Supplements and Amendments.  The Company and the Warrant
                       --------------------------
     Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not in any way adversely affect the interests of the holders of Warrants. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of the holders of Warrants shall require the written consent of the holders of a majority of the then outstanding Warrants (excluding Warrants held by the Company or any of its affiliates). The consent of each holder of Warrants affected shall be required for any amendment pursuant to which the Warrant Exercise Price would be increased or the number of Warrant Shares purchasable upon exercise of Warrants would be decreased (other than pursuant to adjustments provided in this Agreement).

          SECTION 21.  Successors.  All the covenants and provisions of this
                       ----------
     Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 22.  Termination.  This Agreement shall terminate at 5:00
                       -----------
     p.m., New York City time, on the Warrant Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised. The provisions of Section 16 hereof shall survive such termination.

          SECTION 23.  Governing Law.  This Agreement and each Warrant
                       -------------
     Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the conflict of laws principles thereof). All actions and proceedings arising out of or relating to this Agreement shall be heard and exclusively determined in any New York state or federal court sitting in the County of New York and the Warrant Agent, the Company and any other obligor in respect of the Warrants and the holders of the Warrants hereby consent to the jurisdiction of such courts in any such action or proceeding.

          SECTION 24.  Benefits of This Agreement.  Nothing in this Agreement
                       --------------------------
     shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of Warrants any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of Warrants.

          SECTION 25.  Counterparts.  This Agreement may be executed in any
                       ------------
     number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                         AIR & WATER TECHNOLOGIES CORPORATION



                         By __________________________________________________


     Attest:


     __________________________



                         FIRST CHICAGO TRUST COMPANY
                         OF NEW YORK



                         By __________________________________________________


     Attest:


     __________________________

                                                                       EXHIBIT A


                          FORM OF WARRANT CERTIFICATE

                         [Face of Warrant Certificate]

                                                                        Warrants

                              Warrant Certificate

                     Air & Water Technologies Corporation


  This Warrant Certificate certifies that               , or registered assigns,
is the registered holder of                 Warrants expiring on        , 2001
[the date three years from the date of issuance] (the "Warrants") to purchase shares of Class A Common Stock, par value $.001 per share (the "Class A Common Stock"), of Air & Water Technologies Corporation, a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to purchase from the
Company until 5:00 p.m., New York City time, on           , 2001 [the date three
years from the date of issuance] (the "Warrant Expiration Date") fully paid and nonassessable shares of Class A Common Stock (the "Warrant Shares") at the initial exercise price (the "Warrant Exercise Price") of $2.50 per Warrant Share payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Warrant Exercise Price at the office or agency of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. The Warrant Exercise Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

  No Warrant may be exercised after 5:00 p.m., New York City time, on the Warrant Expiration Date, and to the extent not exercised by such time such Warrants shall become void. Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place. This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement. This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York.

  IN WITNESS WHEREOF, Air & Water Technologies Corporation has caused this
Warrant Certificate to be signed by its                   and by its [Assistant]
Secretary and has caused its corporate seal to be affixed hereunto or imprinted hereon.

Dated:              , 1998


                            AIR & WATER TECHNOLOGIES CORPORATION



                            By:________________________________
                              Name:
                              Title:



                            By:________________________________
                              Name:
                              Title:  [Assistant] Secretary



Countersigned:
First Chicago Trust Company of New York, as Warrant Agent



By:________________________________
   Name:
   Title:

                          FORM OF WARRANT CERTIFICATE

                       [Reverse of Warrant Certificate]

                     Air & Water Technologies Corporation


  The Warrants evidenced by this Warrant Certificate are part of a duly
authorized issue of Warrants expiring on      , 2001 [the date three years from
the date of issuance] (the "Warrant Expiration Date") entitling the holder on exercise to purchase one share of Class A Common Stock, par value $.001 per share, of the Company (the "Class A Common Stock," and the Class A Common Stock issuable upon exercise of the Warrants being referred to herein as the "Warrant Shares"), and are issued or to be issued pursuant to a Warrant Agreement dated
as of          , 1998 (the "Warrant Agreement"), duly executed and delivered by the Company to First Chicago Trust Company of New York, a New York trust company, as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company.

  Warrants may be exercised at any time from time to time on or before 5:00 p.m., New York City time, on the Warrant Expiration Date; provided that holders shall be able to exercise their Warrants only if (i)(x) the Registration Statement (as defined hereinafter) is then in effect and the Company has delivered to each person exercising a Warrant a current prospectus meeting the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or (y) the exercise of such Warrants is exempt from the registration requirements of the Securities Act, and (ii) the Warrant Shares are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of the Warrants, or other persons to whom it is proposed that the Warrant Shares be issued on exercise of the Warrants, reside. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Exercise Price in lawful money of the United States of America, either in cash or by certified or official bank check payable to the order of the Company, at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or such holder's assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any cash dividends on any Class A Common Stock issuable upon exercise of this Warrant.

  The Warrant Agreement provides that upon the occurrence of certain events the Warrant Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Warrant Exercise Price is adjusted, the Warrant Agreement provides that the number of shares of Class A Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Class A Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement; provided that holders of Warrants may elect to purchase full shares of Class A Common Stock by delivering to the Warrant Agent, in addition to the Warrant Exercise Price, an appropriate amount of cash as provided in the Warrant Agreement.

  The Warrants and the Warrant Shares have been registered for public distribution under the Securities Act pursuant to a Registration Statement on Form S-1 (No. 333-39115) (together with any amendments thereto, the "Registration Statement") filed by the Company on October 30, 1997, with the Securities and Exchange Commission (the "Commission"). The Company has agreed under the terms of the Warrant Agreement, subject to Black Out Periods and Postponement Periods, to use its commercially reasonable efforts to keep the Registration Statement effective under the Securities Act.

  Warrant Certificates, when surrendered at the office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

  Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

  The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         Form of Election to Purchase

                   (To Be Executed Upon Exercise Of Warrant)

  The undersigned hereby irrevocably elects to exercise the right, represented
by this Warrant Certificate, to receive            shares of Class A Common
Stock and herewith tenders payment for such shares to the order of Air & Water
Technologies Corporation in the amount of $       in accordance with the terms
hereof. In addition, if applicable, the undersigned hereby irrevocable elects to purchase full shares of Class A Common Stock by tendering an additional amount equal to the cash value of any fractional share to which the undersigned would be entitled, as determined below. The undersigned requests that a
certificate for such shares be registered in the name of                 , whose
address is                                 and that such shares be delivered to
                                     , whose address is
                                               .  If said number of shares
is less than all of the shares of Class A Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the
remaining balance of such shares be registered in the name of               ,
whose address is                           , and that such Warrant Certificate
be delivered to                  , whose address is                   .

                            Date: ......................

                                 [Social Security Box]

                            Name of holder of Warrant Certificate:

                            ..............................................
                                   (Please print)

                            Address: .................................

                                     .................................

                            Signature: ...........................

                      Note: The above signature must correspond with the name
                            as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever, and if the certificate representing the shares of Class A Common Stock is to be registered in a name other than that in which this Warrant Certificate is registered, the signature of the holder hereof must be guaranteed.

Signature Guaranteed:

                       Rounding Up of Fractional Shares

  If the holder hereof is entitled to receive a fractional share of Class A Common Stock upon exercise of a Warrant and desires to round up the number of shares of Class A Common Stock to be received in lieu of receiving cash in lieu of such fractional share, please complete the following and include the Fractional Share Purchase Price Amount determined below along with the aggregate Warrant Exercise Price.


Current Market Price (as determined below) per share:          $___________

One (1) minus fractional share to which holder is entitled:    x  0.________

Fractional Share Purchase Price Amount:                        ____________

  For purposes of determining the Fractional Share Purchase Price Amount, "Current Market Price" per share means the average of the daily Closing Prices of the Class A Common Stock for 30 consecutive trading days commencing 45 trading days prior to the day immediately preceding the date of presentation of this form election of purchase. The "Closing Price" means on any day the last reported sale price regular way on such day or in case no sale takes place on such day, the average of the reported bid and asked prices regular way on the American Stock Exchange, Inc. (the "AMEX") or, if the Class A Common Stock is not listed on such exchange, on the principal national securities exchange or quotation system on which such Class A Common Stock is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange Member firm selected from time to time by the Board of Directors of the Company for that purpose.